HUNT VALVE COMPANY
                    THIRD AMENDMENT AGREEMENT

     Re:  Note Agreements dated as of August 15, 1991

                                             Dated as of
                                             August 1, 1995

To the Institutional Investor
  named in Schedule I hereto
  which is a signatory to this
  Amendment Agreement

Ladies and Gentlemen:

     Reference is made to the separate Note Agreements, each dated as of August 15, 1991, as amended (the "Note Agreements"), between HUNT VALVE COMPANY, INC., an Ohio corporation (the "Company"), and, respectively, each of the institutional investors listed therein, under and pursuant to which $11,500,000 aggregate principal amount of the Company's 13% Senior Secured Notes due September 30, 2001 (the "Outstanding Notes") were originally issued and are presently outstanding.

     The Company now desires to amend certain provisions of the Note Agreements. You are the owner and holder of the Outstanding Notes set opposite your name on Schedule I to the Note Agreements. The Company hereby requests that from and after your acceptance hereof in the manner hereinafter provided and upon receipt by the Company of similar acceptances from the holders of all other Outstanding Notes, said Note Agreements shall be amended in the respects, but only in the respects, hereinafter set forth.

                            ARTICLE I
                  AMENDMENTS TO NOTE AGREEMENTS

     1.1. The portion of 2.1 of the Note Agreements beginning with the first sentence and ending at the end of the table contained therein shall be and is hereby amended as follows:

          "The Company agrees that on (i) the Effective Date of the Third Amendment Agreement dated as of August 1, 1995, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to $133,333 and (ii) the last day of each calendar quarter beginning September 30, 1995 and ending June 30, 2001, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the respective principal amount set forth opposite the period encompassing such fiscal quarter ending date as indicated in the following table:


   PERIOD                           PREPAYMENT AMOUNT

September 30, 1995
 to and including
 December 31, 1995  $133,333 as of the end of each fiscal quarter

March 31, 1996 to
 and including
 December 31, 1996  $250,000 as of the end of each fiscal quarter

March 31, 1997 to
 and including
 December 31, 1997  $300,000 as of the end of each fiscal quarter

March 31, 1998 to
 and including
 December 31, 1998  $425,000 as of the end of each fiscal quarter

March 31, 1999 to
 and including
 December 31, 1999  $500,000 as of the end of each fiscal quarter

March 31, 2000 to
 and including
 December 31, 2000  $600,000 as of the end of each fiscal quarter

March 31, 2001 to
 and including
June 30, 2001       $700,000 as of the end of each fiscal quarter"


     1.2. 2.2 of the Note Agreements shall be and is hereby amended by adding the following subsection thereto:

     "(c) The Company shall have the privilege, upon compliance with 2.5, on the last day of any fiscal quarter on which a prepayment is made pursuant to 2.1, of prepaying the Notes, in multiples of $100,000, up to a principal amount equal to the difference between the principal balance of the Notes outstanding immediately after giving effect to the prepayment required to be made on such date pursuant to 2.1 and the Original Scheduled Principal Balance as of the date of prepayment pursuant to this 2.2(c). Any such prepayment shall be made by payment of the principal amount to be prepaid together with accrued and unpaid interest thereon to the date of prepayment and without premium. The "Original Scheduled Principal Balance" shall mean, as of the date of any determination of the amount permitted to be prepaid pursuant to this 2.2(c), the amount as of such date that would have been outstanding if the Company had prepaid the Notes on such date pursuant to and in accordance with the provisions of 2.1 hereof, without giving effect to any amendment or modification of 2.1 after the Closing Date."

     1.3. The first sentence of 2.4 shall be and is hereby amended so that the same shall henceforth read as follows:

     "In the event that the Company is unable to deliver an Unencumbered First Lien to the Noteholders on or before the earlier of (i) the first date on which Stanchart no longer provides a senior credit facility to the Company or (ii) December 31, 1996, the Company will, within three business days after the first to occur of the dates described in clauses (i) and (ii) above, give written notice (the "Company Notice") of such failure to all holders of the Notes who are also holders of the Warrants."

     1.4. The last three entries in the table in 5.7 shall be and are hereby deleted and replaced by the following:

"January 1, 1995 through
December 31,   1995                     82%

January 1, 1996 through
December 31, 1996                       79%

January 1, 1997 through
December 31, 1997                       75%

January 1, 1998 and thereafter          71%"

     1.5. 5.11 shall be and is hereby amended in its entirety so that the same shall henceforth read as follows:

     "5.11. Fixed Charge Coverage Ratio. The Company will have, at the end of each fiscal quarter, a ratio of Net Income Available for Fixed Charges to Fixed Charges (such calculation to be made in accordance with Sec 5.26) of not less than the following levels for each period of four consecutive fiscal quarters (taken as a single accounting period) ending during the respective period set forth below (determined as of the end of each fiscal quarter):

     PERIOD OF FOUR CONSECUTIVE
     FISCAL QUARTERS ENDING ON THE
     FOLLOWING DATE OR DURING THE
     FOLLOWING PERIODS                  MINIMUM RATIO

     January 1, 1995 through
     December 31, 1995                  1.25:1.0

     January 1, 1996 through
     December 31, 1996                  1.75:1.0

     January 1, 1997 through
     December 31, 1997                  2.0:1.0

     January 1, 1998 and thereafter     2.5:1.0"

1.6. SEC 5.17 of the Note Agreements shall be and is hereby amended as follows:


     SEC 5.17(ii)(y)(a) shall be and is hereby amended by deleting the reference to the word "Excess" contained therein.

     1.7. SEC 6.1(h) of the~Note Agreement shall be and is hereby amended to read as follows:

     "(h) An Event of Default under any Collateral Document or the Stanchart Facility or (ii) any termination of the Stanchart
Facility on or before January 1, 1997;"

     1.8. Paragraph 2 of Exhibit A to the First Amendment-Note
Agreement dated March 29, 1993 to the Note Agreements shall be and is hereby amended by inserting the following provisions at the end thereof:

     "Notwithstanding anything contained in this paragraph 2 or in this Note to the contrary, the aggregate principal amount paid or prepaid hereunder shall not exceed at any time an amount equal to $571,260 multiplied by the remainder of one minus a fraction the numerator of which is equal to the then aggregate unpaid principal amount of the 13% Senior Secured Notes due September 30, 2001 and the denominator of which is equal to $11,000,000."

     1.9. Paragraph 2(a) and paragraph 2(c) of Exhibit A to the First Amendment-Note Agreement dated March 29, 1993 to the Note Agreements shall be and is hereby amended by (i) changing the ratios of "2.25:1" and "2.50:1," respectively, therein, to "2.00:1" and (ii) changing the number"$1,000,000" therein to "$500,000."

                           ARTICLE II
                      CONDITIONS PRECEDENT

     2.1. The Noteholders' agreements set forth in this Third
Amendment Agreement are effective subject to the satisfaction of the following conditions precedent on or before August 31, 1995
(the "Effective Date "):

     (a) Each Noteholder shall have received this Third Amendment
Agreement, duly executed by the Company.

     (b) The Company shall have (i) extended the Stanchart Facility for a period ending on or after December 31, 1996 which extension is hereby consented to by ,he Noteholders and (ii) obtained all necessary consents of approvals of all necessary parties (including Stanchart and THV Acquisition Corp.) and shall have delivered executed copies thereof to you.

     (c) The Senior Subordinated Note shall have been amended in a manner contemplated by SEC 1.8 and SEC 1.9 of Article I above.

     (d) The representations and warranties of the Company contained in Article III hereof shall be true and correct on and as of the Effective Date

     (e) On or prior to the Effective Date, the Company shall have paid a consent fee to the Noteholders equal to $8,000 in the aggregate.

     (f) On or prior to the Effective Date, the Company shall have paid the fees and expenses of Chapman and Cutler, special counsel to the Noteholders.

     (g) The Noteholders shall have received such representations and warranties, legal opinions and closing certificates as they may request with respect to the transactions contemplated by this Third Amendment Agreement.

     (h) All proceedings taken in connection with the transactions contemplated by this Third Amendment Agreement (including, without limitation, any amendment or modification of the Stanchart Facility) and all documents necessary to the consummation thereof shall be satisfactory in form and substance to you and you shall have received a copy of all legal documents or proceedings taken in connection with the consummation of such transactions in form and substance satisfactory to you.

                           ARTICLE III
                         REPRESENTATIONS

     The Company hereby represents and warrants that as of the date hereof and as of the Effective Date and after giving effect to the provisions of this Third Amendment Agreement:

     (a) The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation.

     (b) This Third Amendment Agreement, and the Financing
Documents are within the corporate powers of the Company (if the Company is a party), and have been duly authorized by all necessary corporate action on the part of the Company and constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms.

     (c) No Default or Event of Default under the Note Agreements has occurred and is continuing.

                           ARTICLE IV
                          MISCELLANEOUS

     4.1 The capitalized terms used in this Third Amendment
Agreement shall have the respective meanings specified in the Note Agreements unless otherwise herein defined or the context hereof shall otherwise require.

     4.2 Except as amended herein, all other terms and provisions of the Note Agreements are hereby ratified, confirmed and approved in all respects.

     4.3 Any and all notices, requests, certificates and other instruments, including the Notes, may refer to the "Note
Agreements" without making specific reference to this Third
Amendment Agreements, but nevertheless all such references shall be deemed to include this third Amendment Agreement unless the context shall otherwise require.

     4.4 This Third Amendment Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants made by the Company herein shall survive the closing and the delivery of this Third Amendment Agreement.

     4.5 The Company will pay and/or reimburse all expenses of the Noteholders in connection with the negotiation, preparation, execution and delivery of this Third Amendment Agreement and the transactions contemplated hereby.

     4.6 This Third Amendment Agreement may be executed in any number of counter parts, each executed counterpart constituting an original but all together only one

                              Very truly yours,

                              HUNT VALVE COMPANY, INC.


                              By:  /s/ Robert V. Silva
                              its  Chairman and CEO

     The foregoing Amendment Agreement and the amendments referred to therein are hereby accepted and agreed to as of August 1, 1995, and the undersigned hereby confirms that on August 1, 1995 it held Outstanding Notes of the Company as indicated on Schedule I to the Note Agreements and that on the date of actual execution hereof it continues to hold such Outstanding Notes.

                    RHODE ISLAND HOSPITAL TRUST NATIONAL
                    BANK, as Trustee for the Textron
                    Collective Investment Trust B

                    BY: /s/ David E. Makin
                    Its Assistant Vice President

                    The Paul Revere Investment Management
                    Corporation, as Agent
                    BALBOA LIFE INSURANCE COMPANY

                    By /s/ Kent M. Phillips
                    Its Vice President

                    The Paul Revere Investment Management
                    Corporation, as Agent
                    BALBOA LIFE INSURANCE COMPANY

                    By /s/ Kent M. Phillips
                    Its Vice President


     Each of the undersigned, severally acknowledges and agrees to the foregoing Amendment Agreement and all prior amendments and modification so any Financing Documents and any guaranty thereof and hereby ratifies and confirms any and all of its respective obligations under any Financing Documents (as defined in the Note Agreements) and any guaranty thereof to which it is a party or by which it is bound.


                                   HVHC, Inc.

                                   By /s/ Robert V. Silva
                                   Its President


                                   TRANSTECH INDUSTRIES, INC.

                                   By  /s/ Robert V. Silva
                                   Its Chairman